EXHIBIT 3.7.4

                     AMENDED AND RESTATED LIMITED LIABILITY
                           COMPANY OPERATING AGREEMENT

                                       OF

                            FOAMEX CARPET CUSHION LLC



     This Amended and Restated Limited Liability Company Operating Agreement (this "Agreement") of Foamex Carpet Cushion LLC (the "Company") is entered into as of the 25th day of March, 2002, by Foamex L.P., a Delaware limited partnership, as sole member (the "Member").

     WHEREAS, Foamex International Inc. ("Foamex") formed a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C.ss.18-101, et seq.), as amended from time to time (the "Act"), and the certificate of formation was filed with the Secretary of State of the State of Delaware on March 15, 2002 (the "Certificate of Formation");

     WHEREAS, Foamex contributed 100% of its membership interests in the Company to the Member pursuant to the Contribution Agreement, dated March 25, 2002 (the "Contribution Agreement"), between Foamex and the Member; and

     WHEREAS, pursuant to the Contribution Agreement and Section 14 of the Original Limited Liability Company Agreement of the Company, dated as of March 15, 2002 (the "Original Agreement"), the Member is the sole member of the Company and Foamex is no longer a member of the Company.

     NOW THEREFORE, the Member desires to amend and restate the Original Agreement in its entirety as follows:

     1. Name. The name of the limited liability company is "Foamex Carpet Cushion LLC."

     2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     3. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19805.
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     4. Registered  Agent.  The name and address of the registered  agent of the
Company  for  service  of process on the  Company in the State of  Delaware  is:
Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19805.

     5. Member. The name of the Member is Foamex L.P.

     6. Powers of the Company.

          6.1 The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.

          6.2 The Company may (i) merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Act), (ii) sell, lease or exchange all or substantially all of the Company's assets, (iii) amend or restate this Agreement or (iv) amend or restate the Certificate of Formation, only with the written consent of the Member, in its sole discretion.

     7. Powers of Member. The Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the terms of this Agreement or the Act. Except as otherwise specifically provided by this Agreement or required by the Act, the Management Committee (as hereinafter defined) shall have the power to act for and on behalf of, and to bind, the Company.

     8. Authorized Persons. Each of George L. Karpinski, Gregory J. Christian or such other person who may be designated by the Management Committee (as such term is hereinafter defined), acting individually, is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     9. Management.

          9.1 General Powers. The business and affairs of the Company shall be managed by or under the direction of the Management Committee of the Company (the "Management Committee"), which may exercise all such powers of the Company and perform all such lawful acts and things as are not by the Act, the Certificate of Formation or this Agreement directed or required to be exercised or performed by the Member. The power and authority of the Management Committee may be delegated by the Management Committee to a committee of the Management
Committee as provided in Section 9.7, to the officers of the Company as hereafter provided or to any other person engaged to act on behalf of the Company.

          9.2 Number and Term of Office. The number of members of the Management Committee (each, a "Manager") shall be three or such other number as

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shall be fixed from time to time by the Member.  Managers need not be members of the Company. Managers shall be elected by written consent of the Member and each Manager shall hold office until his or her successor is elected and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

          9.3 Resignation. Any Manager may resign at any time by written notice to the Management Committee. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Management Committee. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          9.4 Removal. Any or all of the Managers may be removed, with or without cause, at any time by written consent of the Member.

          9.5 Vacancies. Vacancies occurring on the Management Committee as a result of the removal of Managers without cause may be filled only by written consent of the Member. Vacancies occurring on the Management Committee for any other reason, including, without limitation, vacancies occurring as a result of the creation of new manager positions that increase the number of Managers, may be filled by such vote or written consent of the Management Committee or by written consent of the Member. If the number of Managers then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the Managers then in office or by written consent of the Management Committee or the Member. Unless earlier removed pursuant to Section 9.4 hereof, each Manager chosen in accordance with this Section 9.5 shall hold office until the next annual election of Managers by the Member and until his or her successor shall be elected and qualified.

          9.6 Meetings.

               9.6.1 Times and Places of Meetings. The Management Committee may hold meetings either within or without the State of Delaware. The times and places for holding meetings of the Management Committee may be fixed from time to time by resolution of the Management Committee or (unless contrary to a resolution of the Management Committee) in the notice of the meeting.

               9.6.2 Regular and Special Meetings. Regular meetings of the Management Committee may be held without notice at such times and at such places as shall from time to time be determined by the Management Committee. Special meetings of the Management Committee may be called by the Chairman, the President or the Secretary.

               9.6.3 Telephone Meetings. Managers or members of any committee designated by the Management Committee may participate in a meeting of the Management Committee or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 9.6.3 shall constitute presence in person at such meeting.

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               9.6.4 Adjourned  Meetings.  A majority of the Managers present at any meeting of the Management Committee, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Management Committee shall be given to each Manager whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in
Section 9.6.5 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

               9.6.5 Notice Procedure. Subject to Sections 9.6.2 and 9.6.4 hereof, whenever, under the provisions of any statute, the Certificate of Formation or this Agreement, notice is required to be given to any Manager, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Manager at such Manager's address as it appears on the records of the Company, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

               9.6.6 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Formation or this Agreement, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Management Committee or a committee of the Management Committee need be specified in any written waiver of notice unless so required by statute, the Certificate of Formation or this Agreement.

               9.6.7 Organization. At each meeting of the Management Committee, the Chairman, or in the absence of the Chairman a chairman chosen by a majority of the Managers present, shall preside. The Secretary shall act as secretary at each meeting of the Management Committee. In case the Secretary shall be absent from any meeting of the Management Committee, an assistant secretary shall perform the duties of secretary at such meeting.

               9.6.8 Quorum and Voting. The presence in person of a majority of the entire Management Committee shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Management Committee, but a majority of a smaller number may adjourn any such meeting to a later date. Except as otherwise expressly required by statute or this Agreement, the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Management Committee. No Manager shall be disqualified from acting on any matter because such member is interested in the matter to be acted upon by the Management Committee. Each Manager shall have one vote, and may authorize another person or persons to vote and act for such member by proxy, and such person or persons holding such proxy shall be counted towards the determination of whether a quorum of

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the Management Committee is present. One person may hold more than one proxy and each such proxy held by such person shall be counted towards the determination of whether a quorum of the Management Committee exists.

               9.6.9 Action Without Meeting. Unless otherwise restricted by statute or this Agreement, any action required or permitted to be taken by the Management Committee or any committee thereof may be taken without a meeting, without prior notice and without a vote if all Managers or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Management Committee or committee.

          9.7 Committees of the Management Committee. Except as otherwise provided in this Agreement, the Management Committee may delegate any or all of its powers to committees of the Management Committee, each committee to consist of two or more Managers. Unless the Management Committee otherwise provides, each committee designated by the Management Committee may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Management Committee conducts its business pursuant to Section 9 of this Agreement.

          9.8 Officers.

               9.8.1 Positions. The officers of the Company may be a President, a Secretary, a Treasurer and such other officers as the Management Committee may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as are set forth in this Agreement or as shall be determined from time to time by the Management Committee. The Management Committee may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Formation or this Agreement otherwise provide. The officers, to the extent of their powers set forth in this Agreement or as delegated to them by the Management Committee, are agents of the Company for the purpose of the Company's business, and the actions of the officers taken in accordance with such powers shall bind the Company.

               9.8.2 Appointment; Resignation; Removal. Each officer of the Company shall hold office until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Company. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Company, if any. Any officer elected or appointed by the Management Committee may be removed at any time, with or without cause, by vote of a majority of the entire Management Committee. Any vacancy occurring in any office of the Company shall be

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filled by the  Management  Committee.  The removal of an officer  without  cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

               9.8.3 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Management Committee at which the Chairman is present and shall exercise such powers and perform such other duties as shall be determined from time to time by the Management Committee.

               9.8.4 President. The President shall be the Chief Executive Officer of the Company and shall have general supervision over the business of the Company, subject, however, to the control of the Management Committee and of any duly authorized committee of Managers. The President shall preside at all meetings of the Management Committee at which the President, but not the Chairman (if there be one), is present. The President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Management Committee or by this Agreement to some other officer or agent of the Company or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a limited liability company and such other duties as may from time to time be assigned to the President by the Management Committee.

               9.8.5 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Management Committee, the Vice Presidents shall perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Management Committee or by this Agreement to some other officer or agent of the Company, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Management Committee or by the President.

               9.8.6 Secretary. The Secretary shall record all the proceedings of the meetings of the Management Committee which such officer attends in a book to be kept for that purpose, and shall perform like duties for committees of the Management Committee, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Management Committee, to the extent practicable, and shall perform such other duties as may be prescribed by the Management Committee or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Company. The Secretary shall have charge of all the books, records and papers of the Company relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the

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office of Secretary of a limited  liability company and such other duties as may from time to time be assigned to the Secretary by the Management Committee or by the President.

               9.8.7 Treasurer. Except as otherwise provided by the Management Committee, the Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Company; receive and give receipts for moneys due and payable to the Company from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Management Committee; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Company signed in such manner as shall be determined by the Management Committee and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Company; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Company from the officers or agents transacting the same; render to the President or the Management Committee, whenever the President or the Management Committee shall require the Treasurer so to do, an account of the financial condition of the Company and of all financial transactions of the Company; exhibit at all reasonable times the records and books of account to any of the Managers upon application at the office of the Company where such records and books are kept; disburse the funds of the Company; and, in general, perform all duties incident to the office of Treasurer of a limited liability company and such other duties as may from time to time be assigned to the Treasurer by the Management Committee or the President.

     10. Capital Contribution. The Member is not required to make any capital contribution to the Company.

     11. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

     12. Distributions. Except as otherwise provided in the Act, distributions shall be made to the Member at the times and in the amounts determined by any officer of the Company or by the Management Committee.

     13. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member. Prior to the admission of any such additional member of the Company, the Member shall amend this Agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have more than one member.

     14. Assignments and Pledges of Member Interests. The Member may assign, pledge or hypothecate in whole or in part its limited liability company interest in this Company. A transfer of such interest pursuant to the exercise of remedies in connection with any such pledge or hypothecation shall be permitted. Notwithstanding Section 13 hereof, upon an assignment by the Member or a transfer upon exercise of

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pledge or  hypothecation  remedies of the  Member's  limited  liability  company interest in whole, the assignee or transferee of such interest shall be deemed to be a member of the Company without notice to or consent of any other person.

     15. Limited Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

     16. Dissolution; Bankruptcy of the Member. The Company shall dissolve only in accordance with Section 18-801(a)(3) or (5) of the Act. A person shall not cease to be a member of the Company upon the happening of any of the events set forth in Section 18-304 of the Act.

     17. Indemnification

          17.1 Exculpation.

               17.1.1 For purposes of this Agreement, the term "Covered Persons" means the Member, any Affiliate of the Member, any Manager and any officers, directors, shareholders, partners, members or employees of the Member and their respective Affiliates, and any officer, employee or expressly authorized agent of the Company or its Affiliates. "Affiliate" means, with respect to any entity, any individual, corporation, or other entity that directly or indirectly controls, is controlled by, or is under common control with such first entity. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through ownership of voting securities, by contract, or otherwise.

               17.1.2 No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

               17.1.3 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected in good faith by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member are properly to be paid.

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          17.2 Duties and Liabilities of Covered Persons.

               17.2.1 To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

               17.2.2 Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or the Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

               17.2.3 Whenever in this Agreement a Covered Person is permitted or required to make a decision (a) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (b) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          17.3 Indemnification.

               17.3.1 To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

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               17.3.2 The  indemnification  provided by this  Section 17.3 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of the Management Committee or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, Sections 17.3 and 17.4 shall continue as to a Covered Person who has ceased to be a Member, Manager or officer (or other person indemnified hereunder).

               17.3.3 The provisions of this Section 17.3 shall be a contract between the Company, on the one hand, and each Covered Person who served at any time while this Section 17.3 is in effect in any capacity entitling such Covered Person to indemnification hereunder, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No repeal or modification of this Section 17.3 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

          17.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding brought by a third party shall, from time to time, be advanced by the Company prior to the disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 17.3 hereof.

          17.5 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Management Committee shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Management Committee shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with any Covered Person and the Management Committee may adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under
Section 17.4 hereof and containing such other procedures regarding indemnification as are appropriate.

     18. Notices. All notices provided for under this Agreement shall be in writing and shall be given by courier or facsimile of or by mailing the same by registered or certified mail (a) if to the Company, addressed to the Company at its then principal office, or (b) if to the Member, addressed to the Member at the address set forth in the records of the Company, or at another address as may be designated in writing by the Member.

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     19. Entire  Agreement;  Amendments.  This Agreement  constitutes the entire agreement by the Member with respect to this subject matter and supersedes all prior agreements by the Member with respect to this subject matter. This Agreement may be amended, modified or supplemented and any provision waived, by an instrument in writing, approved by the Member.

     20. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to the rules of conflict of laws thereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first aforesaid.


                                         FOAMEX CARPET CUSHION LLC


                                         By: /s/ George L. Karpinski
                                             ------------------------------
                                             Name:  George L. Karpinski
                                             Title: Vice President


                                         FOAMEX L.P.


                                         By: /s/ George L. Karpinski
                                             ------------------------------
                                             Name:  George L. Karpinski
                                             Title: Vice President



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